EXHIBIT 23.2  CONSENT OF CONSENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C.

September 20, 2006

Board of Directors
LitFunding Corp.
6375 S. Pecos Rd., Suite 217
Las Vegas, Nevada 89120

Gentlemen:

We hereby consent to the use of our audit report of LitFunding Corp. for the year ended December 31, 2005 in the Form S-8 of LitFunding Corp., dated September 20, 2006.

/s/ Lawrence Scharfman & Co., CPA, P.C.
Lawrence Scharfman & Co., CPA, P.C.